EXHIBIT(a)(4)

NOTICE OF GUARANTEED DELIVERY

Offers to Exchange the Original Securities for the Exchange Securities
Set Forth in the Table below
and
Solicitation of Consents for Amendments to the Series B
Preferred Certificate of Designations

The Original Securities		The Exchange Securities

1.	All outstanding shares of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) of TerreStar Corporation (“TSC”) for	Up to 90,000 shares of Series F Preferred Stock (“Sub Series F Preferred”) of TerreStar Holdings Inc. (“Holdings”)

2.	All outstanding shares of Series B Cumulative Convertible Preferred Stock (“Series B Preferred”) of TSC for	Up to 318,500 shares of Sub Series F Preferred of Holdings

3.	All outstanding shares of Series E Junior Participating Preferred Stock of TSC (“Series E Preferred”) for	Up to 300,000 shares of Series G Junior Preferred Stock of Holdings (“Sub Series G Preferred”)

The Exchange Offers and Solicitation will expire at 5:00 p.m., New York City time, on December 15, 2009, unless extended or earlier terminated (the “Expiration Time”). Withdrawal rights for tenders of each series of Original Securities and withdrawal rights for Consents will expire at the Expiration Time. All capitalized terms that are not defined above have the meanings given them below in this Offering Memorandum. It is expected that the Expiration Time will be extended to 5:00 p.m. New York City time, on the Schedule 14A Date (as defined in the Offering Memorandum) if such date occurs after December 15, 2009.

Questions regarding the terms of the Exchange Offers and Solicitation should be directed to the Exchange and Information Agent at its address and telephone number listed below.

The Exchange and Information Agent for the Exchange Offers and Solicitation is:

Epiq Financial Balloting Group 757 Third Avenue, 3rd Floor New York, New York 10017 Attention: TerreStar (646) 282-1800 (Telephone) (646) 282-1804 (Fax)

DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

YOU MUST CONFIRM RECEIPT OF A FAX WITH THE EXCHANGE AGENT.

Ladies and Gentlemen:

The undersigned hereby tender(s) for exchange to the Companies, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, receipt of which is hereby acknowledged, the amount of the Original Securities as set forth below pursuant to the guaranteed delivery procedures set forth in the Offering Memorandum under the caption of “The Exchange Offers and Solicitation—Guaranteed Delivery.”

The undersigned understands and acknowledges that the Exchange Offers and Solicitation will expire at the Expiration Time, unless extended by the Companies. With respect to the Exchange Offers and Solicitation, “Expiration Time” means such time and date, or if the Exchange Offers and Solicitation are extended, the latest time and date to which the Exchange Offers and Solicitation are so extended by the Companies.

All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange and Information Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Original Securities (or a confirmation of book-entry transfer of such Original Securities into the Exchange and Information Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York State Exchange trading days after the Expiration Time (as defined in the Letter of Transmittal).

Name of Firm

Address

Name

Title

Area Code and Telephone No.:

Date:

DO NOT SEND ORIGINAL SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.